SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Swift Energy Company
                           (Exact Name of Registrant)

         Texas                                          74-2073055
(State of Incorporation)                       (IRS Employer Identification No.)

             16825 Northchase Drive, Suite 400, Houston Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), Check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-81651 (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                    Name of Each Exchange on Which
       To Be So Registered                    Each Class is To Be Registered
       -------------------                    ------------------------------
  Common Stock, par value $0.01                   New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None





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         Item 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED

     A full description of Swift Energy's capital stock, including its Common Stock, $0.01 par value, is contained under the heading "Description of Capital Stock" of the prospectus contained in Swift Energy's Shelf Registration
Statement No. 333-81651 filed on Form S-3, as amended, which was declared effective on July 9, 1999 and such description is incorporated herein by reference.


         Item 2.           EXHIBITS

         ***4.8 Articles of Incorporation, as amended through June 3, 1988 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754).

         ***4.9 Articles of Amendment to Articles of Incorporation, filed on June 4, 1990 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         ***4.10 Bylaws, as amended through August 14, 1995 (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995).
















***Previously filed

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  July 28, 1999

                                       SWIFT ENERGY COMPANY



                                       By:    /s/ Alton D. Heckaman, Jr.
                                              ----------------------------------
                                              Vice President and Controller